EXHIBIT 23.(ii)
                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this Registration Statement on Form S-3/A of our report dated March 30, 1998, on our audits of the financial statements of Frederick Brewing Company as of and for the years ended December 31, 1997 and 1996. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Data."


                                                      PricewaterhouseCoopers LLP

McLean, Virginia
December 14, 1998